EXHIBIT 10.3

                    THE GREATER PORTLAND/VANCOUVER COMMERCIAL
                           ASSOCIATION OF REALTORS(R)

            PURCHASE AND SALE AGREEMENT AND RECEIPT FOR EARNEST MONEY
                            (OREGON-COMMERCIAL FORM)


                                                        Dated:   August 11, 1999
BETWEEN:   Gardenburger, Inc.                                         ("Seller")
AND:       Ironwood Investments                                       ("Buyer")


Buyer agrees to buy and Seller agrees to sell, on the following terms, the real property and all improvements thereon ("the Property") commonly known as approximately 15.47 acres of industrial land -- See attached Exhibit "A"-- and located at NE 166th and Airport Way in the City of Portland, County of Multnomah, Oregon legally described as follows: 1 North, 3 East, 19B Tax Lots 1400, 1500 and 1700 (which description shall be replaced by a metes and bounds legal description after the preliminary commitment has been issued).

1. PURCHASE PRICE. The total purchase price is One Million Five Hundred Seventy Nine Thousand Nine Hundred Twenty and no/100 Dollars ($1,579,920.00) payable as follows: All cash at closing

Any earnest money paid to Seller shall be credited against the purchase price.

2. EARNEST MONEY RECEIPT. Upon execution of this Agreement, Buyer shall pay Twenty Five Thousand and no/100 Dollars ($25,000.00) as earnest money (the "Earnest Money") in the form of / / cash or / / check or /x/ promissory note.
If the Earnest Money is in the form of a promissory note, it is due and payable:
/ / upon execution of this Agreement by Buyer and Seller or /x/ upon satisfaction or waiver by Buyer of the conditions to Buyer's obligation to purchase the Property set forth in this Agreement or / /other: N/A. The Earnest Money shall be deposited with /x/ First American Title Company (the "Title Company") at the following branch: 1700 S.W. Fourth Avenue, Portland, OR, 97201-5512 or / / other: N/A

3. CONDITIONS TO PURCHASE. Buyer's obligation to purchase the Property is conditioned on the following: See Addendum "A" and/or Buyer's approval of the results of its property inspection described in
Section 4 below. If Buyer has not approved the results of Buyer's property inspection by notice given to Seller within _____ twenty (20) days after the Execution Date (defined below), the Agreement shall be terminated, and the Earnest Money shall be promptly returned to Buyer.

4. PROPERTY INSPECTION. Seller shall permit Buyer and its agents, at Buyer's sole expense and risk, to enter the Property, at reasonable times after reasonable prior notice to Seller and after prior notice to the tenants of the Property as required by the tenants' leases, to conduct inspections, tests, and surveys concerning the structural condition of the improvements, all mechanical, electrical and plumbing systems, hazardous materials, pest infestation, soils conditions, wetlands, American with Disabilities Act compliance, and other matters affecting the suitability of the Property for Buyer's intended use and/or otherwise reasonably related to the purchase of the Property. Buyer shall indemnify, hold harmless, and defend Seller from all liens, costs, and expenses, including reasonable attorneys' fees and experts fees, arising from or relating to Buyer's entry on and inspection of the Property. This agreement to indemnify, hold harmless, and defend Seller shall survive closing or any termination of this Agreement.

5. SELLER'S DOCUMENTS. Within ten (10) days after the Execution Date, Seller shall deliver to Buyer, at Buyer's address shown below, legible and complete copies of the following documents and other items relating to the ownership, operation, and maintenance of the Property, to the extent now in existence and to the extent such items are within Seller's possession or control:
     Surveys, easements, environmental reports, agreements with city or state government, building plans, engineering studies, wetland reports and soil reports. All applicable information that is available that will aid in developing the subject property.

6. TITLE INSURANCE. Within ten (10) days after the Execution Date, Seller shall deliver to Buyer a preliminary title report from the Title Company (the "Preliminary Commitment"), together with complete and legible copies of all documents shown therein as exceptions to title, showing the status of Seller's title to the Property. Buyer shall have not less than five (5) days after receipt of a copy of the Preliminary Commitment within which to give notice in writing to Seller of any objection to such title or to any liens or encumbrances affecting the Property. Within five (5) days after the date of such notice from Buyer, Seller shall give Buyer written notice of whether it is willing and able to remove the objected-to exceptions. Within five (5) days after the date of such notice from Seller, Buyer shall elect whether to purchase the Property subject to the objected-to exceptions which Seller is not willing or able to remove or terminate this Agreement. On or before the Closing Date (defined below), Seller shall remove all exceptions to which Buyer objects and which Seller agrees Seller is willing and able to remove. All remaining exceptions set forth in the Preliminary Commitment and agreed to by Buyer shall be "Permitted Exceptions." The title insurance policy to be delivered by Seller to Buyer at closing shall contain no exceptions other than the Permitted Exceptions and the usual preprinted exceptions in an owner's standard form title insurance policy.

7. DEFAULT: REMEDIES. If the conditions, if any, to Buyer's obligation to close this transaction are satisfied or waived by Buyer and Buyer nevertheless fails, through no fault of Seller, to close the purchase of the Property, Seller's sole remedy shall be to retain the Earnest Money paid by Buyer. In the event Seller fails, through no fault of Buyer, to close the sale of the Property, Buyer shall be entitled to pursue any remedies available at law or in equity, including without limitation, the remedy of specific performance.

8. CLOSING OF SALE. The sale shall be closed /x/ on or before See Addendum "A" or / / N/A days after the Execution Date (the "Closing Date") in escrow at the Title Company. The sale shall be "closed" when the document conveying title is recorded and funds are disbursed to Seller. At closing, Buyer and Seller shall deposit with the Title Company all documents and funds required to close the transaction in accordance with the terms of this Agreement. At closing, Seller shall deliver a certification in a form approved by Buyer that Seller is not a "foreign person" as such term is defined in the Internal Revenue Code and the Treasury Regulations promulgated under the Internal Revenue Code. If Seller is a foreign person and this transaction is not otherwise exempt from FIRPTA regulations, the Title Company shall be instructed by the parties to withhold and pay the amount required by law to the Internal Revenue Service. At closing, Seller shall convey lee simple title to the Property to Buyer by /x/ statutory warranty deed or / / N/A (the "Deed"). If this Agreement provides for the conveyance by Seller of a vendee's interest in the Property by a contract of sale, Seller shall deposit with the Title Company (or other mutually acceptable escrow) the executed and acknowledged Deed, together with written instructions to deliver such deed to Buyer upon payment in full of the purchase price. At closing, Seller shall pay for and deliver to Buyer a standard form owner's policy of title insurance in the amount of the purchase price insuring fee simple title to the Property in Buyer subject only to the Permitted Exceptions and the standard preprinted exceptions in a standard form policy.

9. CLOSING COSTS: PRORATES. Unless otherwise provided in a separate written agreement, the real estate commission is due on the Closing Date. Seller shall pay the premium for the title insurance policy which Seller is required to deliver pursuant to the above paragraph. Seller and Buyer shall each pay one-half of the escrow fees charged by the Title Company, any excise tax, and any transfer tax. Real property taxes for the tax year in which the transaction is closed, assessments (if a Permitted Exception), personal property taxes, rents on existing tenancies paid for the month of closing, interest on assumed obligations, and utilities shall be prorated as of the Closing Date. Prepaid rents, security deposits, and other unearned refundable deposits regarding the tenancies shall be assigned and delivered to Buyer at closing. The Property / / does /x/ does not qualify for a special tax assessment or deferral program as
follows: N/A.   /x/ Seller  / / Buyer / / N/A shall be responsible for payment of all taxes, interest, and penalties, if any, upon removal of the Property from such special assessment or program.

10. POSSESSION. Buyer shall be entitled to exclusive possession of the Property, subject to tenancies existing as of the Closing Date, /x/ on the Closing Date
/ / or N/A.

11. CONDITION OF PROPERTY. Seller represents that, to the best of Seller's knowledge and except as described in Addendum "A" attached hereto, there are no pending or threatened notices of violation of any laws, codes, rules, or regulations applicable to the Property ("Laws"), and Seller is not aware of any such violations. Risk of loss or damage to the Property shall be Seller's until closing and Buyer's at and after closing. No agent of Seller nor any agent of Buyer has made any representations regarding the Property. The real estate licensees named in this Agreement have made no representations to any party regarding the condition of the Property, the operations on or income from the Property, or whether the Property or the use thereof complies with Laws. Except for Seller's representations set forth in this Section 11 Buyer shall acquire the Property "AS IS" with all faults and Buyer shall rely on the results of its own inspection and investigation in Buyer's acquisition of the Property.

12. PERSONAL PROPERTY. This sale includes the following personal property:
/x/ None or / / the personal property located on and used in connection with the Property and owned by Seller which Seller shall itemize in a schedule. Seller shall deliver to Buyer such schedule within N/A days after the Execution Date.

13. AGENCY DISCLOSURE. The following agency relationship(s) in this transaction is (are) hereby consented to and acknowledged:
     (a) / / John E. Fettig, Trammell Crow Company (selling real estate licensee) is the agent of (check one): / / Buyer exclusively as an agent of Buyer; /x/ Seller exclusively as an agent of Seller; / / both Seller and Buyer as set out in the in-company agreement.
     (b) / / Steven T. Klein, Trammell Crow Company (listing agent if not the same as selling agent) is the agent of (check one): /x/ Seller exclusively as Seller's agent; / / both Seller and Buyer as set out in the in-company agreement.
     (c) / / ___________________________________________ (real estate licensee)
is the agent of both Seller and Buyer in a limited dual agency relationship pursuant to separate agreement.

                                  ACKNOWLEDGED

Buyer  /s/ Steve Morrison    Date 8/13/99   Seller______________  Date__________
      --------------------        -------

Buyer  /s/ Richard Dietz     Date 8/16/99   Seller______________  Date__________
      --------------------        -------

Designated                                  Designated
Broker(s) Initials _____ Date________   Broker(s) Initials_____   Date__________

14. NOTICES. Unless otherwise specified, any notice required or permitted in, or related to, this Agreement must be in writing and signed by the party to be bound. Any time limit in or applicable to a notice shall commence on the day following mailing of the notice in the U.S. mails, postage prepaid. by the applicable party to the address of the other party shown in this Agreement, unless that day is a Saturday. Sunday, or legal holiday, in which event it will commence on the next following business day.

15. ASSIGNMENT. Buyer may assign / / may not assign /x/ may assign, if the assignee is an entity owned and controlled by Buyer (MAY NOT, IF NO BOX IS CHECKED) this Agreement or Buyer's rights under this Agreement without Seller's prior written consent.

16. ATTORNEYS' FEES. In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including without limitation any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained, to interpret or enforce any provision of this Agreement or with respect to any dispute relating to this Agreement, the prevailing party shall be entitled to recover from the losing party its attorneys', paralegals', accountants', and other experts' fees and alt other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith. In the event of suit, action, arbitration, or other proceeding, the amount thereof shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

17. STATUTORY LAND USE DISCLAIMER. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM AND FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

18. MISCELLANEOUS. Time is of the essence of this Agreement. The facsimile transmission of any signed document including this Agreement shall be the same as delivery of an original. At the request of either party, the party delivering a document by facsimile will confirm facsimile transmission by signing and delivering a duplicate original document. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements between them with respect thereto. Without limiting the provisions of Section 15 of this Agreement. this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. The person signing this Agreement on behalf of Buyer and the person signing this Agreement on behalf of Seller each represents. covenants and warrants that such person has full right and authority to enter into this Agreement and to bind the party for whom such person signs this Agreement to the terms and provisions of this Agreement. This Agreement shall not be recorded unless the parties otherwise agree.

19. ADDENDUMS: EXHIBITS. The following named addendums and exhibits are attached to this Agreement and incorporated within this Agreement; / / none or /x/ Addendum "A" and Exhibit "A".

20. TIME FOR ACCEPTANCE. Seller has until 5:00 p.m. Pacific Time on August 18, 1999 to accept this offer. Acceptance is not effective until a copy of this Agreement which has been signed and dated by Seller is actually received by Buyer. If this offer is not so accepted, it shall expire and the Earnest Money shall be promptly refunded to Buyer.

21. SELLER'S ACCEPTANCE AND BROKERAGE AGREEMENT. Seller agrees to sell the Property on the terms and conditions in this Agreement and further agrees to pay a commission in the total amount computed in accordance with the listing agreement or other commission agreement.

22. EXECUTION DATE. The Execution Date is the later of the two dates shown beneath the parties' signatures below.

CONSULT YOUR ATTORNEY. THIS DOCUMENT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR REVIEW AND APPROVAL PRIOR TO SIGNING. NO REPRESENTATION IS MADE BY THE REAL ESTATE LICENSEES NAMED IN THIS AGREEMENT AS TO THE LEGAL SUFFICIENCY OR TAX CONSEQUENCES OF THIS AGREEMENT.

Buyer: Ironwood Investments                  Seller:  Gardenburger, Inc.

By     /s/ Steve Morrison                    By       /s/ Richard C. Dietz
       -----------------------------                  --------------------------
Title  Partner                               Title    Chief Financial Officer
       -----------------------------                  --------------------------
Execution Date    8/13/99                    Execution Date  8/16/99
                  ------------------                         -------------------

Home Phone    _____________________        Home Phone    ___________________
Office Phone  503-653-2514                 Office Phone  503-205-1515
Fax Phone     503-653-9199                 Fax Phone     503-205-1650

Address       P.O. Box 1250                Address       1411 SW Morrison St.
              9160 SE Lawnfield Road                     Suite 400
              Clackamas, Oregon  97015                   Portland, Oregon  97205

                                 ADDENDUM "A"
                         TO PURCHASE AND SALE AGREEMENT
                          AND RECEIPT FOR EARNEST MONEY
                              DATED AUGUST 11, 1999
                       BETWEEN GARDENBURGER, INC., SELLER
                         AND IRONWOOD INVESTMENTS, BUYER



1) EARNEST MONEY: Buyer's earnest money note shall be converted into cash upon the satisfaction of waiver of Buyer's contingencies as outlined herein. The earnest money at that time will be non-refundable to Buyer and applicable to the purchase price.

2) CONTINGENCIES: This Purchase and Sale Agreement is contingent upon the following terms and conditions:

     A. Buyer's satisfaction with the result of a pre-construction meeting with the City of Portland.
     B.   Review of Seller's documents as outlined in Section 5.

3) SATISFACTION OR WAIVER
   OF CONTINGENCIES:
          If either of the contingencies (the "Contingencies") described in paragraph 2 of this Addendum is not satisfied or waived by Buyer within twenty (20) days after the Execution Date of this Agreement, Buyer may terminate this Agreement by written notice to Seller given on or before the twentieth
(20th) day following the Execution Date. If Buyer gives Seller such written notice of termination, Seller shall refund the Promissory Note Earnest Money to Buyer. If Buyer fails to provide such written notice of termination on or before the twentieth (20th) day following the Execution Date, (1) the Contingencies shall be deemed to have been satisfied or waived by Buyer, (2) the Promissory Note Earnest Money shall be converted to cash, and (3) Seller shall have no obligation to refund the Earnest Money or any portion thereof to Buyer. This transaction shall be closed within five (5) business days after the date on which the Contingencies have been or are deemed to have been waived or satisfied.

4) STREET VACATION: Buyer understands and acknowledges the following:

         On March 13, 1996, the City of Portland City Council passed Ordinance No. 169858 approving the vacation of N.E. Airport Way east of N.E. 166th Avenue, subject to certain conditions. Among the conditions of approval were conditions requiring the owner of the Property to grant to the City of Portland a 40-foot wide access easement to Well Site No. 9 of the City of Portland's Bureau of Water Works, and grant to the City of Portland a 40-foot wide public water facility easement. Ordinance No. 169858 provides that the conditions of approval, including the granting of the above-referenced easements, must be complied with within two years after the effective date of the ordinance, which was March 13, 1996. The easements have not yet been granted to the City of Portland.